As filed with the Securities and Exchange Commission on October _, 2009.
Registration No. 333-145412

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GENEREX BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)
________________

Delaware	98-0178636
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

33 Harbour Square, Suite 202
Toronto, Ontario, Canada M5J 2G2
(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED
GENEREX BIOTECHNOLOGY CORPORATION
2006 STOCK PLAN
(Full Title of the Plan)
________________

Anna E. Gluskin
Chairwoman, President and Chief Executive Officer
Generex Biotechnology Corporation
33 Harbour Square, Suite 202
Toronto, Ontario, Canada M5J 2G2
(416) 364-2551
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
________________

Copies of all communications, including all communications sent to agent for service, should be sent to:

Gary A. Miller
Eckert Seamans Cherin & Mellott, LLC
Two Liberty Place
50 South 16th Street – 22nd Floor
Philadelphia, PA 19102
(215) 851-8400

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (1)	Amount To Be Registered	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $.001 par value	20,000,000 shares	$0.675	(2)	$13,500,000	(2)	$753.30

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this post-effective amendment no. 1 to this registration statement covers an indeterminate number of additional shares that may become issuable under the Amended and Restated Generex Biotechnology Corporation 2006 Stock Plan pursuant to anti-dilution and adjustment provisions thereof as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined based on the average of the high and low prices of Generex Biotechnology Corporation’s common stock as reported on the NASDAQ Stock Market’s Capital Market on October 21, 2009 ($0.675).

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement File No. 333-145412 is being filed by the registrant, Generex Biotechnology Corporation (the “Company”), for the purpose of increasing the number of shares of common stock to be issued under the Amended and Restated Generex Biotechnology Corporation 2006 Stock Plan (the “Plan”) by 20,000,000 shares, from 10,000,000 shares to 30,000,000 shares, pursuant to General Instruction E on Form S-8 (Registration of Additional Securities).  The contents of the original registration statement (File No. 333-145412) are hereby incorporated by reference and made a part hereof.  The stockholders of the registrant approved amending the Plan for this purpose at the annual meeting of stockholders on July 30, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents heretofore filed with the SEC by us under the Securities and Exchange Act of 1934, as amended, are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K filed with the SEC on October 14, 2009 , for the year ended July 31, 2009;

(b)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Securities Exchange Act of 1934, as amended, filed on June 18, 2009;

(c)	The Company’s Current Reports on Form 8-K filed with the SEC on August 6, 2009, September 15, 2009, October 1, 2009, October 14, 2009, October 15, 2009, October 20, 2009 and October 23, 2009; and

(d)
The description of the Company’s common stock contained in the Company’s Form 10 filed with the SEC on December 14, 1998, as amended by a Form 10/A filed with the SEC on February 24, 1999, and including any amendment or report subsequently filed for the purpose of updating the description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 5.  Interests of Named Experts and Counsel.

Certain members of the firm of Eckert Seamans Cherin & Mellott, LLC own additional shares (less than one percent in total) that they purchased from time to time for cash, either from us or in the public market.

Item 8.  Exhibits.

Exhibit
Number	Description of Exhibit(1)

4.1	Restated Certificate of Incorporation of Generex Biotechnology Corporation

4.2	Amended and Restated Bylaws of Generex Biotechnology Corporation (incorporated by reference to Exhibit 3.2(ii) to the Company’s Current Report on Form 8-K filed with the SEC December 5, 2007)

4.3	Amended and Restated Generex Biotechnology Corporation 2006 Stock Plan (incorporated by reference Appendix B to the Company’s Definitive Proxy Statement filed with the SEC on June 18, 2009)

5.1	Opinion of Eckert Seamans Cherin & Mellott, LLC regarding the legality of the securities being registered

23.1	Consent of MSCM LLP

23.2	Consent of Eckert Seamans Cherin & Mellott, LLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1) In case of incorporation by reference to documents filed by the Company under the Exchange Act, the Company’s file number under the Exchange Act is 000-25169.

Pursuant to Form S-8, Part II, Item 8(b), the Generex Biotechnology Corporation 2006 Stock Plan is not subject to the requirements of ERISA, and no action will be taken to qualify said plan under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on this 23rd day of October, 2009.

GENEREX BIOTECHNOLOGY CORPORATION

By:	/s/ Anna E. Gluskin
Anna E. Gluskin, CEO and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anna E. Gluskin and Mark A. Fletcher, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including additional post-effective amendments) and additions to this Post Effective Amendment No. 1 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Capacity in Which Signed	Date

/s/ Anna E. Gluskin	President, Chief Executive Officer and	October 23, 2009
Anna E. Gluskin	Director (Principal Executive Officer)

/s/ Rose C. Perri	Chief Operating Officer, Chief Financial	October 23, 2009
Rose C. Perri	Officer, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

/s/ Brian T. McGee	Director	October 23, 2009
Brian T. McGee

/s/ John P. Barratt	Director	October 23, 2009
John P. Barratt

/s/ Nola E. Masterson	Director	October 23, 2009
Nola E. Masterson

/s/ Slava Jarnitskii	Controller	October 23, 2009
Slava Jarnitskii

GENEREX BIOTECHNOLOGY CORPORATION

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(1)

4.1	Restated Certificate of Incorporation of Generex Biotechnology Corporation

4.2	Amended and Restated Bylaws of Generex Biotechnology Corporation (incorporated by reference to Exhibit 3.2(ii) to the Company’s Current Report on Form 8-K filed with the SEC December 5, 2007)

4.3	Amended and Restated Generex Biotechnology Corporation 2006 Stock Plan (incorporated by reference Appendix B to the Company’s Definitive Proxy Statement filed with the SEC on June 18, 2009)

5.1	Opinion of Eckert Seamans Cherin & Mellott, LLC regarding the legality of the securities being registered

23.1	Consent of MSCM LLP

23.2	Consent of Eckert Seamans Cherin & Mellott, LLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)  In case of incorporation by reference to documents filed by the Company under the Exchange Act, the Company’s file number under the Exchange Act is 000-25169.